Filed Pursuant to Rule 424(b)(3)
Registration Number 333-278433

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 6, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 1, 2024)

Shares

8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

————————————

We are offering shares (the “Shares”) of our 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, which we refer to as the Series C Preferred Stock.

We initially issued 4,800,000 shares of the Series C Preferred Stock on June 10, 2014 (the “Original Shares”). Subject to the preferential rights of holders of any class or series of our senior equity securities, holders of Series C Preferred Stock are entitled to receive, when, as and if authorized by our Board of Directors, out of funds legally available for the payment of distributions, cumulative cash distributions. Prior to July 30, 2024, we paid such distributions at a fixed rate (the “Fixed-Rate Period”). From and including, July 30, 2024 and thereafter (the “Floating Rate Period”), holders of Series C Preferred Stock are entitled to receive cumulative cash distributions at a floating rate equal to Three-Month Term SOFR (as defined below) as calculated on each applicable date of determination (as defined below) plus a spread of 5.927% per annum based on the $25.00 liquidation preference, payable quarterly, in arrears, on the 30th day of January, April, July and October of each year, beginning on October 30, 2024 and thereafter, provided that such floating rate shall not be less than the initial rate of 8.625%. The Shares sold pursuant to this prospectus supplement will be fungible with and form a single series with the Original Shares under the Articles Supplementary (as defined herein) and will be identical in all respects and have the same CUSIP as the Original Shares.

We may, at our option, redeem the Series C Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid distributions to, but excluding, the date of redemption. In addition, upon the occurrence of a Change of Control (as defined herein), we may, at our option, redeem the Series C Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to, but excluding, the date of redemption. To the extent we exercise our redemption right relating to the Series C Preferred Stock, the holders of Series C Preferred Stock will not be permitted to exercise the conversion right in connection with a Change of Control described below in respect of their shares called for redemption. The Series C Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a Change of Control by the holders of Series C Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to our right to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock (or the equivalent value of the alternative consideration) as described in this prospectus supplement.

The shares of Series C Preferred Stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes. See “Description of the Series C Preferred Stock — Restrictions on Ownership and Transfer.”

Holders of the Series C Preferred Stock generally have no voting rights except for limited voting rights if we fail to pay distributions on the Series C Preferred Stock for six or more quarterly periods (whether or not consecutive) or we fail to maintain the listing of the Series C Preferred Stock on a national securities exchange for a period of at least 180 consecutive business days.

The Series C Preferred Stock is listed on the New York Stock Exchange under the symbol “ACRPrC.”

————————————

Investing in the Series C Preferred Stock involves a high degree of risk. You should carefully consider the risk factors referred to in the sections titled “Risk Factors” beginning on page S-7 of this prospectus supplement, page 7 of the accompanying prospectus and appearing under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, each of which are incorporated by reference herein, as well as additional risks that may be described in future reports of information that we file with the U.S. Securities and Exchange Commission (“SEC”), which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Offering Price	$	$
Placement Agent Fees[1]	$	$
Proceeds, before expenses, to us	$	$

1 We have agreed (i) to pay a cash fee to the placement agent equal to 2 5/8% of the aggregate purchase of our Shares sold in this offering and (ii) to reimburse certain expenses of the placement agent in connection with this offering. See “Plan of Distribution” beginning on page S-26 of this prospectus supplement for additional information regarding compensation paid to the placement agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

————————————

Delivery of the Series C Preferred Stock offered hereby will be made in book-entry form through The Depository Trust Company on or about , 2026.

Sole Book-Running Manager

Seaport Global Securities

The date of this prospectus supplement is , 2026.

TABLE OF CONTENTS

Prospectus Supplement

Page

ABOUT THIS PROSPECTUS SUPPLEMENT	S-iii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-iv
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-3
RISK FACTORS	S-7
USE OF PROCEEDS	S-12
DESCRIPTION OF THE SERIES C PREFERRED STOCKS	S-13
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	S-25
PLAN OF DISTRIBUTION	S-26
EXPERTS	S-28
LEGAL MATTERS	S-28
WHERE YOU CAN FIND MORE INFORMATION	S-28
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-28

Prospectus

Page

ABOUT THIS PROSPECTUS	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE COMPANY	3
RISK FACTORS	4
USE OF PROCEEDS	5
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	6
DESCRIPTION OF DEPOSITARY SHARES	11
DESCRIPTION OF DEBT SECURITIES	12
DESCRIPTION OF WARRANTS	15
DESCRIPTION OF UNITS	16
CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS	17
TAX CONSIDERATIONS	21
SELLING STOCKHOLDER	21
PLAN OF DISTRIBUTION	22
LEGAL MATTERS	24
EXPERTS	24

You should rely only on the information included in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us and filed with the SEC. Neither we nor the placement agent have authorized any other person to provide you with different or additional information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor the placement agent are making an offer to sell or soliciting an offer to buy the Series C Preferred Stock in any jurisdiction where the offer or sale or solicitation thereof is

S-i

not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates or such other date as may be specified herein or therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

S
ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus, dated April 1, 2024. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement before investing in the Series C Preferred Stock.

As used in this prospectus supplement, the terms “we,” “our,” “us,” or the “Company” refer to ACRES Commercial Realty Corp. and its subsidiaries.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements are based on current beliefs, assumptions and expectations regarding our future performance, taking into account all information currently known to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus supplement. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•
the factors described in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the sections captioned “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations;”
•
changes in our industry, interest rates, the debt securities markets, real estate markets or the general economy;
•
increased rates of default and/or decreased recovery rates on our investments;
•
the performance and financial condition of our borrowers;
•
our ability to achieve the expected cost savings or other benefits of the Merger (as defined below) and Internalization (as defined below);
•
our ability to successfully manage the transition to self-management and the ability to achieve expected cost savings or other benefits of the Internalization and the timing thereof;
•
other risks associated with the Internalization, including, unanticipated expenditures relating to or liabilities arising from the Internalization; litigation or regulatory issues relating to the Internalization; the impact of the Internalization on our common stock dividend, and the impact of the Internalization on relationships with, and potential difficulties retaining, our executive officers, employees and directors on a go-forward basis;
•
the cost and availability of our financings, which depend in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;
•
the availability and attractiveness of terms of additional debt repurchases;
•
availability, terms and deployment of short-term and long-term capital;
•
events giving rise to increases in our current expected credit loss reserve, including the impact of the current economic environment;
•
availability of, and ability to retain, qualified personnel;
•
changes in our business strategy;

S-iv

•
the degree and nature of our competition;
•
the resolution of our non-performing and sub-performing assets;
•
our ability to comply with financial covenants in our debt instruments;
•
the adequacy of our cash reserves and working capital;
•
the timing of cash flows, if any, from our investments;
•
unanticipated increases in financial and other costs, including a rise in interest rates;
•
our ability to maintain compliance with over-collateralization and interest coverage tests in our collateralized loan obligations (“CLOs”);
•
environmental and/or safety requirements;
•
our ability to satisfy complex rules in order for us to qualify as a real estate investment trust (“REIT”), for federal income tax purposes and qualify for our exemption under the Investment Company Act of 1940, as amended, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; and
•
legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company).

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus might not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward looking statements. All subsequent written and oral forward- looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

S-v

S
PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain significant aspects of our business. This is a summary of information contained elsewhere in this prospectus supplement and the accompanying prospectus and incorporated by reference herein, is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus supplement, including the information presented under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and the accompanying prospectus, the documents incorporated by reference herein or therein and the consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties.

The Company

We are a Maryland corporation and an internally-managed real estate investment trust ("REIT") that is primarily focused on originating, holding and managing commercial real estate ("CRE") mortgage loans and equity investments in commercial real estate properties through direct ownership and joint ventures. As previously reported, on August 6, 2026, we completed the acquisition of ACRES Capital Corp. (“ACC”) pursuant to the Agreement and Plan of Merger dated April 29, 2026 (the “Merger”). As a result of the Merger, we also acquired ACRES Capital LLC, a subsidiary of ACC and our former manager, which transitioned us from an externally-managed REIT to an internally-managed REIT (the "Internalization") to further align the interest of our seasoned management team with its shareholders.

Our longer-term objective is to provide our stockholders with total returns over time, including quarterly distributions and capital appreciation, while seeking to manage the risks associated with our investment strategies, as well as to maximize long-term stockholder value by maintaining stability through our available liquidity and diversified CRE loan portfolio. Our investment strategy targets the following CRE credit investments, including:

•
Floating-rate first mortgage loans, which we refer to as whole loans;
•
First priority interests in first mortgage loans, which we refer to as A-notes;
•
Subordinated interests in first mortgage loans, which we refer to as B-notes;
•
Preferred equity investments related to CRE that are subordinate to first mortgage loans and are not collateralized by the property underlying the investment; and
•
CRE equity investments.

We generate our income primarily from the spread between the revenues we receive from our interest-bearing assets and the cost to finance our ownership of those assets, including corporate debt. We also derive rental income from our direct equity investments in commercial real estate property.

Our principal office is located at 390 RXR Plaza, Uniondale, New York 11556 and our telephone number is (516) 535-0015. Our website is located at www.acresreit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

Recent Developments

Completion of Merger and Internalization

On August 6, 2026 (the “Merger Effective Time”), the Company completed its previously disclosed Merger (as defined below) and Internalization (as defined below) transactions pursuant to the terms of the Agreement and Plan of Merger, dated April 29, 2026 (the “Merger Agreement”), by and among the Company and ACRES Holdings Sub LLC (“Merger Sub”), a subsidiary of the Company, on the one hand, and ACRES Capital Corp (“ACC”) and ACRES Capital LLC, a subsidiary of ACC and the external manager of the Company (the “Manager”), on the other hand. At the Merger Effective Time, pursuant to the terms of the Merger Agreement, ACC merged with and into Merger Sub, with Merger Sub continuing as the surviving company and a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, among other things, (i) the Company acquired the Manager, (ii) the Manager ceased to perform any outside management services for the Company, (iii) the Company and the Manager terminated the existing Fourth Amended and Restated Management Agreement, dated as of July 31, 2020, as amended, by and among the Company, the Manager and ACC (the “Management Agreement”), for no additional consideration, and (iv) the Company became internally managed (the “Internalization”).

At the Merger Effective Time, each outstanding share of ACC common stock, par value $0.0001 per share, was converted into the right to receive 2.61882 shares of Company common stock, par value $0.001 per share (the “ACR Common Stock”). As a result, the Company issued 7,478,462 shares of ACR Common Stock as consideration for the Merger resulting in 13,452,489 shares of ACR Common Stock outstanding as of the Merger Effective Time.

The foregoing description of the Merger and Internalization does not purport to be complete and is qualified entirely by reference to the full text of the Merger Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 30, 2026, and incorporated herein by reference.

Private Notes Offering

On August 6, 2026, immediately following the Merger Effective Time (the “Notes Offering Effective Time”), the Company completed a private placement, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), of $200 million of 8.625% Senior Secured Notes due 2031 (the “Notes”), pursuant to a note purchase agreement (the “Note Purchase Agreement”), by and among the Company, the purchasers party thereto and UMB Bank, N.A., as collateral agent. The Company intends to use a portion of the proceeds from the sale of the Notes to repay in full its $150 million of 5.75% Senior Unsecured Notes upon their maturity in August 2026, with the remaining portion used for general corporate purposes.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified entirely by reference to the full text of the Note Purchase Agreement, a copy of which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on August 6, 2026, and incorporated herein by reference.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series C Preferred Stock, see “Description of the Series C Preferred Stock” in this prospectus supplement and “Description of Common Stock and Preferred Stock” in the accompanying prospectus.

Issuer	ACRES Commercial Realty Corp.
Securities Offered

       shares of 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock. The Shares sold pursuant to this prospectus supplement will be fungible with and form a single series with the Original Shares under the Articles Supplementary and will be identical in all respects and have the same CUSIP as the Original Shares. We reserve the right to reopen this series and issue additional shares of Series C Preferred Stock either through public or private sales at any time and from time to time.

Ranking

The Series C Preferred Stock was initially offered in an underwritten offering in June 2014. The Series C Preferred Stock, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, ranks: (i) senior to all classes or series of our common stock and any class or series of our capital stock expressly designated as ranking junior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, which we refer to in this prospectus supplement, together with our common stock, as “junior equity securities”; (ii) on a parity with the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock and any class or series of our capital stock expressly designated as ranking on a parity with the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, which we refer to in this prospect supplement, together with the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock, as “parity equity securities”; and (iii) junior to any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, which we refer to in this prospectus supplement as “senior equity securities.” The term “capital stock” does not include convertible or exchangeable debt securities, which will rank senior to the Series C Preferred Stock prior to conversion or exchange.

Distributions

We will pay cumulative cash distributions on the Series C Preferred Stock at a floating rate equal to Three-Month Term SOFR as calculated on each applicable date of determination plus a spread of 5.927% per annum based on the $25.00 liquidation preference, provided that such floating rate shall not be less than the initial rate of 8.625% at any date of determination. If any date on which distributions would otherwise be payable is not a business day, then the distribution payment date will be the next business day without any adjustment to the amount of distributions paid. The first distribution on the Shares acquired in this offering will be on October 30, 2026, and will reflect distributions accrued from, and including the prior distribution payment date of July 30, 2026, through, but excluding, October 30, 2026. For definitions of “Three-Month Term SOFR” and “date of determination,” see “Description of the Series C Preferred Stock — Distributions.”

Liquidation Preference	$25.00 per share of Series C Preferred Stock, plus an amount equal to any accrued and unpaid distributions to, but excluding, the date of payment or the date the amount for payment is set apart.
Optional Redemption

We may, at our option, redeem the Series C Preferred Stock, in whole, at any time, or in part, from time to time, upon no fewer than 30 days’ nor more than 60 days’ written notice, by paying $25.00 per share, plus any accrued and unpaid distributions (whether or not declared) to, but excluding, the date of redemption. Any partial redemption of the Series C

Preferred Stock will be paid on a pro rata basis, by lot or by any other equitable method we may choose. See “Description of the Series C Preferred Stock — Redemption.”
Special Optional Redemption

In the event of a Change of Control (as defined below), we may, at our option, exercise our special optional redemption right to redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to, but excluding, the date of redemption. To the extent that we exercise our special optional redemption right relating to the Series C Preferred Stock, the holders of Series C Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

A “Change of Control” is when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or a series of purchases, mergers or other acquisition transactions of capital stock of the Company entitling that person to exercise more than 50% of the total voting power of all capital stock of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all capital stock of the Company that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•
following the closing of any transaction referred to in (i) above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American (the “NYSE American”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ (an “Exchange”).

Change of Control Conversion Right

Upon a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series C Preferred Stock), which we refer to as the Change of Control Conversion Right, to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock to be converted equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock distribution payment and prior to the corresponding Series C Preferred Stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Stock Price; and
•
0.72463, which we refer to as the “Series C Share Cap,” subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described in this prospectus supplement.

If we have provided a redemption notice with respect to some or all of the Series C Preferred Stock, holders of any Series C Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion right in respect of any of the shares that have been called for redemption and any Series C Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series C Preferred Stock — Change of Control Conversion Right.”

Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity

The Series C Preferred Stock has no maturity date and we are not required to redeem the Series C Preferred Stock. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem it pursuant to our optional redemption right or our special optional redemption right in connection with a Change of Control, or under the circumstances set forth above where the holders of the Series C Preferred Stock have the Change of Control Conversion Right and elect to convert such Series C Preferred Stock. We also have the right to make open-market purchases of the Series C Preferred Stock from time to time. We are not required to set aside funds to redeem the Series C Preferred Stock.

Voting Rights

Holders of Series C Preferred Stock generally will not have any voting rights. If, however, either (i) we have not paid distributions on the Series C Preferred Stock for six or more quarterly periods, whether or not consecutive, or (ii) we fail to maintain the listing of the Series C Preferred Stock on the NYSE, the NYSE American or NASDAQ, or on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, for a period of at least 180 consecutive business days, then holders of Series C Preferred Stock, voting together with holders of any other class or series of our preferred stock upon which similar voting rights have been conferred, which we refer to as Voting Parity Stock, including the Series D Preferred Stock, will be entitled to elect two additional directors to our Board of Directors (unless already elected by the holders of any other Voting Parity Stock).

In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series C Preferred Stock (voting as a separate class) is required for us to authorize, create or increase the number of any class or series of senior equity securities or to amend our charter (including the articles supplementary designating the Series C Preferred Stock) in a manner that materially and adversely affects the rights of the holders of Series C Preferred Stock.

Among other things, we may, without any vote of the holders of Series C Preferred Stock, issue additional shares of Series C Preferred Stock and we may authorize and issue additional classes or series of parity equity securities, including additional shares of Series D Preferred Stock.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series C Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series C Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series C Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

Our charter, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 4.34% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, including the Series C Preferred Stock. In connection with the Change of Control Conversion Right, these provisions may limit the ability of the holders of Series C Preferred Stock to convert their Series C Preferred Stock into our common stock. Our Board of Directors may, in its sole discretion, exempt a person from the 4.34% ownership limit under certain circumstances. See “Description of the Series C Preferred Stock — Restrictions on Ownership and Transfer.”

Listing	Shares of Series C Preferred Stock currently trade on the NYSE under the symbol “ACRPrC,” formerly, “XANPrC.”
Form	The Series C Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company except under limited circumstances.
Use of Proceeds

We intend to use the proceeds of this offering to make loan originations consistent with our investment policies and for general corporate purposes, which may include, among other things, repurchase or repayment of outstanding obligations, capital expenditures and working capital. Pending these uses, the net proceeds of this offering will be held in interest-bearing bank accounts or invested in readily marketable interest-bearing securities, which are consistent with maintaining our qualification as a REIT for federal income tax purposes. See “Use of Proceeds.”

Settlement	Delivery of the shares of Series C Preferred Stock will be made against payment therefor on or about , 2026.
Risk Factors

See “Risk Factors” beginning on S-7 of this prospectus supplement, on page 3 of the accompanying prospectus and appearing under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, for risks you should consider before purchasing shares of our Series C Preferred Stock.

For additional information regarding the terms of the Series C Preferred Stock, see “Description of the Series C Preferred Stock.”

RISK FACTORS

An investment in the Series C Preferred Stock involves risk. You should carefully consider the risk factors appearing below and in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, which are incorporated by reference into this prospectus supplement in their entirety, before investing in the Series C Preferred Stock. These risk factors may be amended or supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also materially and adversely affect our business, financial condition, results of operations or liquidity. If any of the events or developments actually occurs, our business, financial condition and results of operations may suffer. In that case, the value of the Series C Preferred Stock may decline and you could lose all or part of your investment.

The Series C Preferred Stock is subordinate to our existing and future debt and your interests could be diluted by the issuance of additional shares of preferred stock and by other transactions.

The Series C Preferred Stock ranks junior to all of our existing and future debt and any classes or series of our senior equity securities and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our charter currently authorizes the issuance of up to 100,000,000 shares of preferred stock in one or more classes or series. Immediately prior to this offering, there were 4,800,000 shares of Series C Preferred Stock and 4,507,857 shares of Series D Preferred Stock issued and outstanding. Subject to limitations prescribed by Maryland law and our charter, our Board of Directors is authorized to issue, from our authorized but unissued shares of capital stock, preferred stock in such classes or series as our Board of Directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series. The issuance of additional shares of Series C Preferred Stock or other parity equity securities, including the issuance of additional shares of Series D Preferred Stock, would dilute the interests of the holders of Series C Preferred Stock and the issuance of any senior equity securities or the incurrence of additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series C Preferred Stock. Other than the Change of Control Conversion Right described in this prospectus supplement under the heading “Description of the Series C Preferred Stock — Change of Control Conversion Right,” none of the provisions relating to the Series C Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series C Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, that might adversely affect the holders of Series C Preferred Stock, so long as the rights of the holders of Series C Preferred Stock are not materially and adversely affected.

The Series C Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series C Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series C Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series C Preferred Stock, which could adversely impact the market price of the Series C Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series C Preferred Stock.

As a holder of Series C Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series C Preferred Stock will be limited. Our common stock is the only class of our securities that carries full voting rights. Voting rights for holders of Series C Preferred Stock exist primarily with respect to the ability to elect two additional directors to our Board of Directors if six quarterly distributions (whether or not consecutive) payable on the Series C Preferred Stock are in arrears, or if we fail to maintain the listing of the Series C Preferred Stock on the NYSE, the NYSE American, NASDAQ or an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ and with respect to voting on amendments to our charter (including the articles supplementary relating to the Series C Preferred Stock) that materially and adversely affect the rights of the holders of Series C Preferred Stock or create additional classes or series of senior equity securities. See “Description of the Series C Preferred Stock — Voting Rights.”

The Series C Preferred Stock may not have an active trading market, which may reduce its market value and your ability to transfer or sell your shares.

The Series C Preferred Stock is a security with a limited trading market. There is no guarantee that the Series C Preferred Stock will remain listed on the NYSE or any other nationally recognized exchange. If the Series C Preferred Stock is delisted from the NYSE or another nationally recognized exchange, we could face significant material adverse consequences, including:

•
a limited availability of market quotations for the Series C Preferred Stock;
•
reduced liquidity with respect to the Series C Preferred Stock;
•
a determination that the Series C Preferred Stock is “penny stock,” which will require brokers trading in the Series C Preferred Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Series C Preferred Stock; and
•
a decreased ability to issue additional securities or obtain additional financing in the future.

Moreover, an active trading market on the NYSE for the Series C Preferred Stock may not exist or, if it does exist, may not last, in which case the market price of the Series C Preferred Stock could be materially and adversely affected.

The market price and trading volume of the Series C Preferred Stock may fluctuate significantly and be volatile due to numerous circumstances beyond our control.

The Series C Preferred Stock was initially offered in an underwritten offering in June 2014 and is being offered pursuant to this prospectus supplement, at a public offering price of $ per share. The Series C Preferred Stock may trade at prices lower than this public offering price and the market price of the Series C Preferred Stock depends on many factors, including, but not limited to:

•
prevailing interest rates;
•
the market for similar securities;
•
general economic and financial market conditions;
•
our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities; and
•
our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

The trading prices of common and preferred equity securities issued by REITs and other real estate companies historically have been affected by changes in market interest rates. One of the factors that may influence the market price of the Series C Preferred Stock is the annual yield from distributions on the Series C Preferred Stock as compared to yields on other financial instruments. An increase in market interest rates may lead prospective purchasers of the Series C Preferred Stock to demand a higher annual yield, which could reduce the market price of the Series C Preferred Stock.

Future offerings of debt securities or shares of our capital stock, including future offerings of traded or non-traded preferred stock, expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up may adversely affect the market price of the Series C Preferred Stock.

Our cash available for distributions may not be sufficient to pay distributions on the Series C Preferred Stock at expected levels and we cannot assure you of our ability to pay distributions in the future. We may use borrowed funds or funds from other sources to pay distributions, which may adversely impact our operations.

We intend to pay regular quarterly distributions to holders of our Series C Preferred Stock. Distributions declared by us will be authorized by our Board of Directors, in its sole discretion, out of assets legally available for distribution and will depend upon a number of factors, including our earnings, our financial condition, the requirements for qualification as a REIT, restrictions under applicable law, our need to comply with the terms of our existing financing arrangements, the capital requirements of our Company and other factors as our Board of Directors may deem relevant from time to time. We may have to fund distributions from working capital, borrow to provide funds for such distributions, use proceeds of this offering or other similar offerings or sell assets to the extent distributions exceed earnings or cash flows from operations. Funding distributions from working capital could restrict our operations. If we are required to sell assets to fund distributions, such asset sales may occur at a time or in a manner that is not consistent with our disposition strategy. If we borrow to fund distributions, our leverage ratios and future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. We may not be able to pay distributions in the future.

Our ability to pay distributions is limited by the requirements of Maryland law.

Our ability to pay distributions on the Series C Preferred Stock is limited by the laws of Maryland. Under Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series C Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series of stock provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of stock then outstanding, if any, with preferential rights upon dissolution senior to those of the Series C Preferred Stock.

Future offerings of debt or equity securities may adversely affect the value of the Series C Preferred Stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including senior or subordinated notes and classes of preferred stock or common stock. The Series C Preferred Stock is convertible into common stock in limited circumstances described below. Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Such additional preferred shares could rank on parity with or, subject to the voting rights referred to above, senior to the Series C Preferred Stock as to distribution rights or rights upon liquidation, winding up or dissolution. The subsequent issuance of additional shares of Series C Preferred Stock or Series D Preferred Stock or the creation and subsequent issuance of additional classes of preferred stock on parity with the Series C Preferred Stock could dilute the interests of the holders of the Series C Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series C Preferred Stock would dilute the interests of the holders of the Series C Preferred Stock offered hereby and could affect our ability to pay distributions on, redeem or pay the liquidation preference.

You may not be permitted to exercise the Change of Control Conversion Right. If exercisable, the Change of Control Conversion Right may not adequately compensate you and the Change of Control Conversion Right and the redemption features of the Series C Preferred Stock may make it more difficult for a party to take over our Company or discourage a party from taking over our Company.

Upon the occurrence of a Change of Control, as a result of which our common stock and the common securities of the acquiring or surviving entity are not listed on the NYSE, the NYSE American or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, holders of Series C Preferred Stock will have the right to convert some or all of their Series C Preferred Stock into our common stock (or equivalent value of alternative consideration). We have a special optional redemption right to redeem the Series C Preferred Stock in the event of a Change of Control and holders of Series C Preferred Stock will not have the right to exercise the Change of Control Conversion Right with respect to any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of the Series C Preferred Stock — Change of Control Conversion Right” and “Description of the Series C Preferred Stock — Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Series C Share Cap multiplied by the number of shares of Series C Preferred Stock converted, which may result in a holder receiving value that is less than the liquidation preference of the Series C Preferred Stock. In addition, the Change of Control Conversion Right and the redemption features of the Series C Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our Company or of delaying, deferring or preventing a change of control of our Company under circumstances that otherwise could provide the holders of our common stock and Series C Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

Our charter and the Articles Supplementary contain restrictions upon ownership and transfer of the Series C Preferred Stock and our common stock, which may impair the ability of holders to convert Series C Preferred Stock into our common stock upon a Change of Control.

The articles supplementary setting forth the terms of the Series C Preferred Stock (the “Articles Supplementary”) provides that the ownership limitations described below apply to ownership of shares of Series C Preferred Stock pursuant to Article VI of our charter. Our charter contains restrictions on ownership and transfer of our capital stock intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, to assist us in qualifying as a REIT, our charter prohibits anyone from owning, or being deemed to own by virtue of the applicable beneficial or constructive ownership provisions of the Internal Revenue Code, more than 4.34% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, including our Series C Preferred Stock, unless such person receives an exemption from our Board of Directors. See “Description of Series C Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement. You should consider these ownership limitations prior to your purchase of the Series C Preferred Stock. In addition, the Articles Supplementary provides that, notwithstanding any other provision of the Series C Preferred Stock, no holder of shares of Series C Preferred Stock will be entitled to convert such shares of Series C Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Articles Supplementary setting forth the terms of the Series C Preferred Stock, unless we provide an exemption from this limitation for such holder, which may limit your ability to convert the Series C Preferred Stock into our common stock upon a Change of Control. The restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series C Preferred Stock.

If our common stock is delisted, your ability to transfer or sell your Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will be materially adversely affected.

Other than in connection with certain change of control transactions, the Series C Preferred Stock does not contain provisions that protect you if our common stock is delisted from the NYSE. Since the Series C Preferred Stock has no stated maturity date, you may be forced to hold your Series C Preferred Stock and receive stated distributions on the shares when, as and if authorized by our Board of Directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series C Preferred Stock will be delisted, which will limit your ability to transfer or sell your Series C Preferred Stock and could have a material adverse effect on the market value of the Series C Preferred Stock.

The amount of your liquidation preference is fixed and you will have no right to receive any greater payment.

The payment due to holders of the Series C Preferred Stock upon liquidation is fixed at the liquidation preference of $25.00 per share of Series C Preferred Stock, plus any accumulated and unpaid distributions thereon to, but excluding, the date of payment or the date the amount for payment is set apart. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of your share of Series C Preferred Stock is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $ million, after deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering to make loan originations consistent with our investment policies and for general corporate purposes, which may include, among other things, repurchase or repayment of outstanding debt obligations, capital expenditures and working capital. We have not yet identified which indebtedness may be repurchased or repaid. Pending these uses, the net proceeds of this offering will be held in interest-bearing bank accounts or invested in readily marketable, interest-bearing securities, which are consistent with maintaining our qualification as a REIT for federal income tax purposes. We expect that these temporary investments will provide a lower net return than we hope to achieve with our general investment policies.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

The description of certain terms and provisions of the Series C Preferred Stock contained in this prospectus supplement does not purport to be complete and is in all respects subject to and qualified in its entirety by reference to, our charter, including the Articles Supplementary setting forth the terms of the Series C Preferred Stock, our bylaws and Maryland law. The following description of the terms of the Series C Preferred Stock supplements and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

General

We currently are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series. Each class or series will have the designations, powers, preferences, rights, qualifications, limitations or restrictions as Maryland law may permit and our Board of Directors may determine by adoption of applicable articles supplementary to our charter.

As of the date of this prospectus supplement, there are 4,800,000 shares of Series C Preferred Stock and 4,507,857 shares of Series D Preferred Stock issued and outstanding. Our Board of Directors designated and classified up to 10,000,000 shares of our authorized but unissued preferred stock as Series C Preferred Stock. The Shares sold pursuant to this prospectus supplement will be fungible with and form a single series with the Original Shares under the Articles Supplementary and will be identical in all respects and have the same CUSIP as the Original Shares.

Our Board of Directors may, without notice to or the consent of holders of Series C Preferred Stock, authorize the issuance and sale of additional shares of Series C Preferred Stock and authorize and issue additional shares of any class or series of parity equity securities from time to time, including additional shares of Series D Preferred Stock.

The transfer agent, registrar and distribution disbursement agent for the Series C Preferred Stock is Equiniti Trust Company, LLC.

Shares of the Series C Preferred stock currently trade on the NYSE under the symbol “ACRPrC.”

Ranking

The Series C Preferred Stock, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, ranks: (i) senior to all of our junior equity securities, including our common stock; (ii) on a parity with the Series D Preferred Stock and any other class or series of our parity equity securities; and (iii) junior to any class or series of our senior equity securities. Any of our convertible or exchangeable debt securities will rank senior to the Series C Preferred Stock prior to conversion or exchange. The Series C Preferred Stock will also rank junior in right of payment to our other existing and future indebtedness. For definitions of “junior equity securities,” “parity equity securities” and “senior equity securities,” see “The Offering — Ranking.”

Distributions

Subject to the preferential rights of holders of any class or series of our senior equity securities, holders of Series C Preferred Stock are entitled to receive cumulative cash distributions at a floating rate equal to Three-Month Term SOFR (as defined below) as calculated on each applicable date of determination (as defined below) plus a spread of 5.927% per annum based on the $25.00 liquidation preference, payable quarterly, in arrears, on the 30th day of January, April, July and October of each year, provided that such floating rate shall not be less than the initial rate of 8.625%. If any date on which distributions would otherwise be payable is not a business day, then the distribution payment date will be the next business day without any adjustment to the amount of distributions paid. The first distribution on the Shares acquired in this offering will be paid on October 30, 2026, and will reflect distributions accrued from, and including the prior distribution payment date of July 30, 2026, through, but excluding, October 30, 2026.

Distributions payable on the Series C Preferred Stock for any partial distribution period during the Floating Rate Period will be computed based on the actual number of days and a 360-day year. We will pay distributions to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable distribution falls, or such other date as designated by our Board of Directors for the payment of distributions that is not more than 90 days nor less than 10 days prior to the distribution payment date.

The publication of three-month LIBOR ceased after June 30, 2023. In connection with the cessation of LIBOR, the Company selected Three-Month Term SOFR as the appropriate rate to replace three-month LIBOR as the successor base rate for the calculation of the dividend rate payable on the Series C Preferred Stock, and has paid dividends at a rate of Three-Month Term SOFR plus a spread of 5.927% per annum since the beginning of the Floating Rate Period, provided that such floating rate shall not be less than the initial fixed rate of 8.625% per annum.

The term “date of determination” means the second London Business Day (as defined below) immediately preceding the applicable distribution payment.

The term “LIBOR Act” means the Adjustable Interest Rate (LIBOR) Act of 2021, which establishes benchmark replacements for contracts governed by U.S. law that reference certain tenors of U.S. dollar LIBOR (the overnight and one-, three-, six- and 12-month tenors) and that do not have terms that provide for the use of a clearly defined and practicable replacement benchmark rate following the first London banking day after June 30, 2023.

The term “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York (“FRBNY”), as the administrator of the Benchmark (or any successor administrator thereof), on FRBNY’s Website.

The term “Three-Month Term SOFR” means the Term SOFR Reference Rates published for three-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any successor administrator thereof).

All percentages resulting from the above calculation will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

Our Board of Directors will not authorize and we will not pay, any distributions on the Series C Preferred Stock or set aside funds for the payment of distributions if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement, or if the authorization, payment or setting aside of funds is restricted or prohibited by law. We may in the future become a party to agreements that restrict or prevent the payment of distributions on, or the purchase or redemption of, our capital stock. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that any of our current agreements restrict our ability to pay distributions on the Series C Preferred Stock.

Notwithstanding the foregoing, distributions on the Series C Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of distributions, whether or not distributions are authorized by our Board of Directors and whether or not the restrictions referred to above exist. Accrued but unpaid distributions on the Series C Preferred Stock will not bear interest and the holders of Series C Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions as described above.

All of our distributions on the Series C Preferred Stock, including any capital gain distributions, will be credited to the previously accrued and unpaid distributions on the Series C Preferred Stock. We will credit any distribution made on the Series C Preferred Stock to accrued and unpaid distributions in order of their respective distribution payment dates, commencing with the earliest.

While any shares of Series C Preferred Stock are outstanding, unless full cumulative distributions on the Series C Preferred Stock for all past distribution periods have been or contemporaneously are declared and paid:

•
no distributions will be declared and either paid or set apart for payment and no other distribution of cash or other property may be declared and made, on or with respect to shares of any class or series of our parity equity securities, including shares of Series D Preferred Stock, or our junior equity securities, including our common stock (other than a distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, our junior equity securities) for any period;
•
no shares of any class or series of our parity equity securities, including shares of Series D Preferred Stock, or our junior equity securities, including our common stock, will be redeemed, purchased or otherwise acquired for any consideration (other than a redemption, purchase or acquisition of our common stock made for purposes of and in compliance with requirements of any incentive, benefit or stock purchase plan of ours or as permitted under our charter to maintain our qualification as a REIT for federal income tax purposes); and
•
no funds will be paid or made available for a sinking fund by us for the redemption of shares of any class or series of our parity equity securities, including shares of Series D Preferred Stock, or our junior equity securities, including our common stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for shares of, our junior equity securities and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Stock and all holders of our other parity equity securities, if any).

If we do not declare and either pay or set aside for payment the full cumulative distributions on the Series C Preferred Stock, the Series D Preferred Stock and shares of any other class or series of our parity equity securities, if any, the amount which we have declared will be allocated pro rata to the holders of the Series C Preferred Stock and Series D Preferred Stock and the shares of such other class or series of our parity equity securities, if any, so that the amount declared per share is proportionate to the accrued and unpaid distributions on those shares.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of Series C Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference in cash or property, at fair market value as determined by our Board of Directors, of $25.00 per share, plus any accrued and unpaid distributions to, but excluding, the date of the payment or the date the amount for payment is set apart. Holders of Series C Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of our junior equity securities, including our common stock. The rights of holders of Series C Preferred Stock to receive their liquidation preference will be subject to preferential rights of the holders of our senior equity securities, if any and would be pari passu with the rights of holders of parity equity securities. Written notice will be given to each holder of Series C Preferred Stock of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of our remaining assets. If we consolidate or merge with any other entity, sell, lease, transfer or convey all or substantially all of our assets, or engage in a statutory share exchange, we will not be deemed to have liquidated. If our assets are insufficient to pay the full liquidating distributions to the holders of Series C Preferred Stock and Series D Preferred Stock and any other class or series of our parity equity securities, if any, then we will distribute our assets to the holders of Series C Preferred Stock, Series D Preferred Stock and any other class or series of our parity equity securities, if any, ratably in proportion to the full liquidating distributions they would have otherwise received.

Redemption
Generally

Upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series C Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid distributions to, but excluding, the date of redemption.

We will give notice of redemption by mail to each holder of record of Series C Preferred Stock at the address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•
the redemption date;
•
the redemption price; including, without limitation, a statement as to whether or not accumulated but unpaid distributions will be payable as part of the redemption price, or payable on the next distribution payment date, to the record holder at the close of business on the relevant record date;
•
the number of shares of Series C Preferred Stock to be redeemed;
•
the place or places where the certificates, if any, representing the shares of Series C Preferred Stock to be redeemed are to be surrendered for payment;
•
the procedures for surrendering non-certificated shares for payment;
•
that distributions on the shares of Series C Preferred Stock to be redeemed will cease to accrue on the redemption date; and
•
that the holders of shares of Series C Preferred Stock to which such notice relates will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and each share of Series C Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If we redeem fewer than all of the Series C Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series C Preferred Stock that we will redeem from that stockholder. In this case, we will determine the number of shares of Series C Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we choose. Any redemption may be made conditional on such factors as may be determined by our Board of Directors and as set forth in the redemption notice. Unless full cumulative distributions on all shares of Series C Preferred Stock have been or contemporaneously are declared and paid for all past distribution periods, we may not redeem any Series C Preferred Stock unless we redeem all of the Series C Preferred Stock.

If we elect to redeem any of the Series C Preferred Stock in connection with a Change of Control (as defined below under “— Special Optional Redemption”) and we intend for such redemption to occur prior to the applicable Change of Control Conversion Date (as defined below under “— Change of Control Conversion Right”), our redemption notice will also state that the holders of shares of Series C Preferred Stock to which the notice relates will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and each share of Series C Preferred Stock tendered for conversion that is selected for redemption prior to the Change of Control Conversion Date will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of Series C Preferred Stock called for redemption, then from and after the redemption date, those shares of Series C Preferred Stock will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those shares of Series C Preferred Stock will terminate. The holders of those shares of Series C Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to (but not including) the redemption date.

If a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, the holders of shares of Series C Preferred Stock at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the shares of Series C Preferred Stock on the corresponding payment date notwithstanding the redemption of the shares of Series C Preferred Stock between such record date and the corresponding payment date or our default in the payment of the distribution due. Except as provided above and in connection with a redemption pursuant to our special optional redemption, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on shares of Series C Preferred Stock to be redeemed.

The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under “— Restrictions on Ownership and Transfer” below and in “Description of Common Stock and Preferred Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus. In order to ensure that we continue to meet the requirements for qualification as a REIT, the Series C Preferred Stock will be subject to the restrictions on ownership and transfer in Article VI of our charter.

Subject to applicable law, we may purchase shares of Series C Preferred Stock in the open market, by tender or by private agreement. Any shares of Series C Preferred Stock that we reacquire will return to the status of authorized but unissued shares.

Special Optional Redemption

In the event of a Change of Control, we may, at our option, redeem the Series C Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise our special optional redemption right by providing a notice of redemption with respect to some or all of the Series C Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series C Preferred Stock will not be permitted to exercise the conversion right described below under “— Change of Control Conversion Right” in respect of their shares called for redemption.

We will give notice of redemption by mail to each holder of record of Series C Preferred Stock no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•
the redemption date;
•
the redemption price; including, without limitation, a statement as to whether or not accumulated but unpaid distributions will be payable as part of the redemption price, or payable on the next distribution payment date, to the record holder at the close of business on the relevant record date;
•
the number of shares of Series C Preferred Stock to be redeemed;
•
the place or places where the certificates, if any, evidencing the shares of Series C Preferred Stock to be redeemed are to be surrendered for payment;
•
the procedures for surrendering non-certificated shares for payment;

•
that the shares of Series C Preferred Stock are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;
•
that the holders of shares of Series C Preferred Stock to which the notice relates will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and each share of Series C Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and
•
that distributions on the shares of Series C Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the shares of Series C Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series C Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series C Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose. Any redemption may be made conditional on such factors as may be determined by our Board of Directors and as set forth in the redemption notice. Unless full cumulative distributions on all shares of Series C Preferred Stock have been or contemporaneously are declared and either paid or set aside for payment for all past distribution periods, we generally may not redeem any Series C Preferred Stock unless we redeem all of the Series C Preferred Stock.

If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of shares of Series C Preferred Stock called for redemption, then from and after the redemption date, those shares of Series C Preferred Stock will be treated as no longer being outstanding, no further distributions will accrue and all other rights of the holders of those shares of Series C Preferred Stock will terminate. The holders of those shares of Series C Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to (but not including) the redemption date.

If a redemption date falls after a distribution record date and prior to the corresponding distribution payment date, the holders of Series C Preferred Stock at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series C Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series C Preferred Stock between such record date and the corresponding payment date or our default in the payment of the distribution due. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Stock to be redeemed.

A “Change of Control” is when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or a series of purchases, mergers or other acquisition transactions of capital stock of the Company entitling that person to exercise more than 50% of the total voting power of all capital stock of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all capital stock of the Company that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•
following the closing of any transaction referred to in (i) above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American, or the NASDAQ, or listed or quoted on an Exchange.

Change of Control Conversion Right

The Series C Preferred Stock is not convertible into or exchangeable for any property or other securities unless upon the occurrence of a Change of Control as described below.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to our right to redeem the Series C Preferred Stock in whole or in part, as described under “— Redemption,” prior to the Change of Control Conversion Date) to convert some or all of the shares of Series C Preferred Stock held by such holder, which we refer to as the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for Series C Preferred Stock distribution payment and prior to the corresponding Series C Preferred Stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Stock Price; and
•
0.72463, the Series C Share Cap.

The Series C Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Stock Split”) with respect to our common stock. The adjusted Series C Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Series C Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, (a) the numerator of which is the number of shares of our common stock outstanding after giving effect to such Stock Split and (b) the denominator of which is the number of shares of our common stock outstanding immediately prior to such Stock Split. As of August 6, 2026, the Series C Share Cap was 0.72463.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed shares (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Series C Share Cap and for additional issuances of shares of Series C Preferred Stock in subsequent offerings, if any. As of August 6, 2026, the Series C Exchange Cap was 7,246,288.87 shares.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series C Preferred Stock will receive upon conversion of such shares of Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series C Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series C Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•
the events constituting the Change of Control;
•
the date of the Change of Control;
•
the last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right;
•
the method and period for calculating the Common Stock Price;
•
the Change of Control Conversion Date;
•
that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series C Preferred Stock, holders will not be able to convert shares of Series C Preferred Stock into a number of shares of our common stock per share of Series C Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
•
if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock;
•
the name and address of the paying agent and the conversion agent; and
•
the procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Preferred Stock.

To exercise the Change of Control Conversion Right, a holder of Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing shares of Series C Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•
the relevant Change of Control Conversion Date;
•
the number of shares of Series C Preferred Stock to be converted; and
•
that the shares of Series C Preferred Stock are to be converted pursuant to the applicable terms of the Series C Preferred Stock.

The “Change of Control Conversion Date” is the date the shares of Series C Preferred Stock are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Stock.

The “Common Stock Price” will be: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of shares of our common stock is solely cash; and (ii) the average of the closing prices, per share, of our common stock on the NYSE for the ten consecutive trading days immediately preceding, but excluding, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of shares of our common stock is other than solely cash.

Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•
the number of withdrawn shares of Series C Preferred Stock;
•
if certificated shares of Series C Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and
•
the number of shares of Series C Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series C Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Shares of Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series C Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. Holders of Series C Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Accordingly, if we have provided a redemption notice with respect to some or all of the Series C Preferred Stock, holders of any Series C Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion right in respect of any of their shares that have been called for redemption and such shares of Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but excluding, the redemption date.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date. In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series C Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series C Preferred Stock, no holder of shares of Series C Preferred Stock will be entitled to convert such shares of Series C Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the articles supplementary setting forth the terms of the Series C Preferred Stock, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership and Transfer,” below.

These Change of Control Conversion Right and redemption features may make it more difficult for a party to take over our Company or discourage a party from taking over our Company. See “Risk Factors — You may not be permitted to exercise the Change of Control Conversion Right. If exercisable, the Change of Control Conversion Right may not adequately compensate you and the Change of Control Conversion Right and the redemption features of the Series C Preferred Stock may make it more difficult for a party to take over our Company or discourage a party from taking over our Company.”

Except as provided above in connection with a Change of Control, the shares of Series C Preferred Stock are not convertible into or exchangeable for any of our other securities or property.

Voting Rights

Holders of Series C Preferred Stock generally will have no voting rights, except as set forth below.

Whenever (i) distributions on the Series C Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (which we referred to as a “Series C Preferred Distribution Default”) or (ii) we fail to maintain the listing of the Series C Preferred Stock on the NYSE, the NYSE American or NASDAQ, or an exchange or quotation system that is the successor to the NYSE, the NYSE American or NASDAQ, for a period of at least 180 consecutive business days (which we refer to as a “Series C Listing Default”), the number of directors then constituting our Board of Directors will be increased by two (if not already increased by reason of similar types of provisions with respect to other classes or series of our Voting Parity Stock (as defined below), including the Series D Preferred Stock) and holders of Series C Preferred Stock (voting as a single class with the holders of any other class or series of our preferred stock upon which like voting rights have been conferred, including the Series D Preferred Stock and are exercisable (“Voting Parity Stock”)) will be entitled to vote for the election of two additional directors to serve on our Board of Directors (the “Preferred Stock Directors”) (if not already elected by reason of similar types of provisions with respect to Preferred Stock Directors). In the event of a Preferred Distribution Default or a Series C Listing Default, holders of Series C Preferred Stock and holders of shares of Voting Parity Stock (voting as a single class) will vote in the election of Preferred Stock Directors at a special meeting called by the holders of at least 33% of the outstanding shares of Series C Preferred Stock or the holders of at least 33% of outstanding shares of Voting Parity Stock if the request is received 90 or more days before the next annual meeting of stockholders, or, if the request is received less than 90 days prior to the next annual meeting of stockholders, at the next annual meeting of stockholders or, at our sole discretion, a separate special meeting of stockholders to be held no later than 90 days after our receipt of such request and thereafter at each subsequent annual meeting of stockholders until the Preferred Distribution Default or Series C Listing Default, as the case may be, has been cured. A Series C Preferred Distribution Default will be cured once all distributions accumulated on the Series C Preferred Stock for the past distribution periods and the then-current distribution period have been paid in full. A Series C Listing Default will be cured once the Series C Preferred Stock has been listed on the NYSE, the NYSE American or NASDAQ, or an exchange or quotation system that is the successor to the NYSE, the NYSE American or NASDAQ. The voting rights described above are subject to revesting for each and every Series C Preferred Distribution Default and each and every Series C Listing Default. The Preferred Stock Directors will be elected by a plurality of the votes cast by the holders of the Series C Preferred Stock and the holders of Voting Parity Stock (voting together as a single class) in the election to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified or until such directors’ right to hold the office terminates as described below, whichever occurs earlier.

Any Preferred Stock Director may be removed at any time, but only for cause (as defined in our charter), by the vote of and shall not be removed otherwise than by the vote of, the holders of record of at least two-thirds of the outstanding shares of Series C Preferred Stock and Voting Parity Stock (voting together as a single class). So long as a Preferred Distribution Default or a Series C Listing Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of the outstanding shares of Series C Preferred Stock and Voting Parity Stock (voting together as a single class). The Preferred Stock Directors will each be entitled to one vote per director on any matter.

So long as any Series C Preferred Stock remains outstanding, we will not:

•
authorize or create, or increase the authorized or issued amount of, any class or series of senior equity securities, or reclassify any authorized shares of our capital stock into any such shares, or create, authorize or issue any obligations or securities convertible into or evidencing the right to purchase any such shares without the affirmative vote of the holders of at least two-thirds of the then-outstanding shares of Series C Preferred Stock (voting as a separate class); or
•
amend, alter or repeal the provisions of our charter (including the articles supplementary), whether by merger, consolidation or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock at the time (voting as a separate class).

Notwithstanding the preceding sentence, with respect to the occurrence of a merger, consolidation or a sale or lease of all of our assets as an entirety, so long as shares of Series C Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of Series C Preferred Stock receive shares of capital stock with rights, preferences, privileges and voting powers substantially the same as those of the Series C Preferred Stock, then the occurrence of any such event will not be deemed to materially and adversely affect the rights, privileges or voting powers of the holders of Series C Preferred Stock. In addition, any increase in the amount of authorized Series C Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other class or series of our parity equity securities, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock.

In any matter in which the holders of Series C Preferred Stock are entitled to vote separately as a class, each share of Series C Preferred Stock will be entitled to one vote. If the holders of Series C Preferred Stock and the holders of Voting Parity Stock are entitled to vote together as a single class on any matter, the holders of Series C Preferred Stock and the holders of Voting Parity Stock will have one vote for each $25.00 of liquidation preference.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series C Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series C Preferred Stock. We will mail (or otherwise provide) the reports to the holders of Series C Preferred Stock within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

For information regarding restrictions on ownership and transfer of the Series C Preferred Stock, see “Description of Common Stock and Preferred Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

The 4.34% ownership limit set forth in our charter applies to ownership of shares of Series C Preferred Stock as a separate class pursuant to Article VI of our charter, under which shares of Series C Preferred Stock owned by a stockholder in excess of the ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our Board of Directors may, in its sole discretion, exempt a person from the ownership limit, as described in “Description of Common Stock and Preferred Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

The ownership limit also applies to shares of our common stock. See “Description of Common Stock and Preferred Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus. Notwithstanding any other provision of the Series C Preferred Stock, no holder of shares of the Series C Preferred Stock will be entitled to convert any shares of Series C Preferred Stock into shares of our common stock to the extent that receipt of our common stock would cause such holder or any other person to exceed the ownership limit contained in our charter.

Preemptive Rights

No holders of Series C Preferred Stock shall, as the holders, have any preemptive rights to purchase or subscribe for our common stock or any other security of our Company.

Book-Entry Procedures

DTC will act as securities depositary for the Series C Preferred Stock, which will only be issued in the form of global securities held in book-entry form. We will not issue certificates to you for the shares of Series C Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series C Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series C Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Stock.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the placement agent, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agent, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (or Indirect Participants). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series C Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series C Preferred Stock on DTC’s records. You, as the actual owner of the shares of Series C Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series C Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series C Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series C Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series C Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series C Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series C Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series C Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends and distributions on the Series C Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series C Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series C Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

For a summary of the material federal income tax considerations that a stockholder may consider relevant, see Exhibit 99.4 to our Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this prospectus supplement.

PLAN OF DISTRIBUTION

We have engaged Seaport Global Securities LLC (the "placement agent") to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering. We will enter into a subscription offer form directly with each investor in connection with this offering, and we will only sell to investors who have executed and delivered a subscription offer form accepted by us. We may not sell the entire amount of shares of our Series C Preferred Stock offered pursuant to this prospectus supplement.

We expect to deliver the shares of our Series C Preferred Stock being offered pursuant to this prospectus supplement on or about , 2026, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities relating to or arising out of the agent’s activities as placement agent.

Fees and Expenses

We have agreed to pay the placement agent in connection with this offering a cash placement fee equal to 2⅝% of the aggregate gross proceeds from shares of Series C Preferred Stock purchased by purchasers solicited by the placement agent in this offering. The placement fee shall be paid by the Company immediately following the closing by wire transfer of immediately available funds.

In addition, whether or not a sale of the shares occurs, we have agreed to reimburse the placement agent for all reasonable and documented out-of-pocket expenses and disbursements incurred in connection with this engagement, including without limitation, legal fees and expenses (which includes fees and expenses of placement agent's counsel in obtaining a no-objection letter from FINRA) not to exceed $250,000.

We estimate that the total expenses payable by us in connection with this offering, excluding the placement agent fees and expenses referred to above, will be approximately $ .

We have also agreed to indemnify the placement agent against some specified types of liabilities, including liabilities arising under the Securities Act, and to contribute to payments the placement agent may be required to make in respect of any of these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Series C Preferred Stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•
may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
Settlement

We expect that delivery of the shares of our Series C Preferred Stock will be made to investors on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of the final prospectus supplement (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade shares of our Series C Preferred Stock before their delivery, you will be required, because the shares initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade shares of our Series C Preferred Stock before their delivery, you should consult your advisors.

Other Relationships

From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions.

In the ordinary course of their various business activities, the placement agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

EXPERTS

The consolidated financial statements of ACRES Commercial Realty Corp. and subsidiaries as of and for the years ended December 31, 2025 and 2024, appearing in ACRES Commercial Realty Corp.’s Annual Report (Form 10-K) and the effectiveness of ACRES Commercial Realty Corp.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of ACRES Capital Corp. as of and for the years ended December 31, 2025 and 2024, appearing in ACRES Commercial Realty Corp.’s Current Report (Form 8-K) filed with the SEC on August 4, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of ACRES Commercial Realty Corp. and subsidiaries for the year ended December 31, 2023, appearing in ACRES Commercial Realty Corp.’s Annual Report (Form 10-K) have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed on for us by Hunton Andrews Kurth LLP. Womble Bond Dickinson LLP will pass upon the validity of the shares of Series C Preferred Stock being offered hereby and certain other matters under Maryland law for us. Alston & Bird LLP is counsel for Seaport Global Securities LLC in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http:// www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.acresreit.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except as described below. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC, other than any portions of such documents that are not deemed “filed” under the Exchange Act, in accordance with the Exchange Act and applicable SEC rules:

•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026 and the Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026;
•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 6, 2026 and August 4, 2026, respectively;
•
Our Current Reports on Form 8-K filed with the SEC on April 30, 2026, April 30, 2026, June 25, 2026, July 24, 2026, August 4, 2026 and August 6, 2026; and
•
The description of our Series C Preferred Stock set forth in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus supplement and the accompanying prospectus to the end of the offering of the shares of our Series C Preferred Stock pursuant to this prospectus supplement and the accompanying prospectus shall also be deemed to be incorporated herein by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and will automatically update information in this prospectus supplement and the accompanying prospectus.

Any statements made in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Kyle Brengel

Vice President

ACRES Commercial Realty Corp.

Lobby Level

RXR Plaza

Uniondale, New York 11556

516-535-0015

PROSPECTUS

$700,000,000
Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

671,110
Shares of Common Stock Offered by the Selling Stockholder Named Herein

ACRES Commercial Realty Corp. may offer and sell from time to time any combination of its:

•
common stock;

•
preferred stock; which may be convertible into our common stock;

•
depositary shares, which will represent an interest in a fractional share of preferred stock;

•
senior or subordinated debt securities, which may be convertible into our common stock or preferred stock;

•
warrants to purchase common stock, preferred stock or debt securities;

•
units to purchase one or more debt securities, common stock, preferred stock or warrants, or any combination of such securities in one or more offerings. In addition, this prospectus covers the offer and sale from time to time of up to 671,110 shares of our common stock beneficially owned by the selling stockholder named herein. The registration of these shares does not necessarily mean that the selling stockholder will offer or sell any or all of these shares. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholder. We, or the selling stockholder, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We refer to the common stock, preferred stock, warrants, debt securities and the units collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.” We will provide the specific terms of these securities in one or more supplements to this prospectus or in other offering materials. You should read this prospectus, any prospectus supplement and any other offering materials carefully before you invest. No securities may be sold without delivery of a prospectus supplement or other offering materials describing the method and terms of the offering of those securities.

An investment in these securities entails material risks and uncertainties. See “Risk Factors” on page 4 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “ACR.” On March 28, 2024, the last reported sale price of our common stock was $14.06 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 1, 2024

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE COMPANY	3
RISK FACTORS	4
USE OF PROCEEDS	5
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	6
DESCRIPTION OF DEPOSITARY SHARES	11
DESCRIPTION OF DEBT SECURITIES	12
DESCRIPTION OF WARRANTS	15
DESCRIPTION OF UNITS	16
CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS	17
TAX CONSIDERATIONS	21
SELLING STOCKHOLDER	21
PLAN OF DISTRIBUTION	22
LEGAL MATTERS	24
EXPERTS	24

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration process, over the next three years (or such longer period as may be permitted under SEC rules), we may sell any combination of our common stock, preferred stock, depositary shares, debt securities, warrants or units, and our selling stockholder may sell common stock. The terms of these offerings will be determined at the time of sale. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities offered and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. This prospectus describes some of the general terms that may apply to these securities. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of the prospectus entitled “Where You Can Find More Information.”

No person has been authorized to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement or in any free writing prospectus or any document incorporated by reference is accurate as of any date, other than the date mentioned on the cover page of these documents. We and our selling stockholder are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

As used in this prospectus, unless the context suggests otherwise, references to “Company,” “we,” “us,” or “our” refer to ACRES Commercial Realty Corp. and its subsidiaries; references to the Company’s “Manager” refer to ACRES Capital, LLC, a subsidiary of ACRES Capital Corp., unless specifically stated otherwise or the context otherwise indicates. Our address is 390 RXR Plaza, Uniondale, New York 11556. Our telephone number is 516-862-2385.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

Forward-looking statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are based on our beliefs, assumptions and expectations regarding our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this report are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•
the risk factors described or incorporated by reference in this prospectus;
•
changes in our industry, interest rates, the debt securities markets, real estate markets or the general economy;
•
increased rates of default and/or decreased recovery rates on our investments;
•
the performance and financial condition of our borrowers;
•
the cost and availability of our financings, which depend in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;
•
the availability and attractiveness of terms of debt repurchases;
•
availability, terms and deployment of short-term and long-term capital;
•
events giving rise to increases in our current expected credit loss reserve, including the impact of the current economic environment;
•
availability of, and ability to retain, qualified personnel;
•
changes in our business strategy;
•
the degree and nature of our competition;
•
the resolution of our non-performing and sub-performing assets;
•
the long-term macroeconomic effects of the novel coronavirus (“COVID-19”);
•
our ability to comply with financial covenants in our debt instruments;
•
the adequacy of our cash reserves and working capital;
•
the timing of cash flows, if any, from our investments;

ii

•
unanticipated increases in financial and other costs, including a rise in interest rates;
•
our ability to maintain compliance with over-collateralization and interest coverage tests in our collateralized loan obligations (“CLOs”);
•
our dependence on our Manager, and ability to find a suitable replacement in a timely manner, or at all, if our Manager or we were to terminate the management agreement;
•
environmental and/or safety requirements;
•
our ability to qualify as a real estate investment trust (“REIT”) for federal income tax purposes and qualify for our exemption under the Investment Company Act of 1940, as amended, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;
•
legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company); and
•
other factors discussed under Item IA. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 and those factors that may be contained in any subsequent filing we make with the Securities and Exchange Commission.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, conditions or circumstances on which any such statement is based.

iii

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.acresreit.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after they are filed electronically with the SEC. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on our website or the SEC website is not intended to be incorporated reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•
Our Annual Report on Form 10-K for the year ended December 31, 2023, or the 2023 Form 10-K;
•
Our Current Report on Form 8-K filed February 16, 2024;
•
The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 14, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;
•
The description of our common stock contained in our Registration Statement on Form 8-A filed on January 25, 2006, including any amendment or report filed for the purpose of updating such description, including, without limitation, Exhibit 4.8 to the 2023 Form 10-K;
•
The description of our Series C preferred stock contained in our Registration Statement on Form 8-A filed on June 9, 2014, including any amendment or report filed for the purpose of updating such description. including, without limitation, Exhibit 4.8 to the 2023 Form 10-K; and
•
The description of our Series D preferred stock contained in our Registration Statement on Form 8-A filed on May 28, 2021, including any amendment or report filed for the purpose of updating such description. including, without limitation, Exhibit 4.8 to the 2023 Form 10-K.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Items 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the securities covered by this prospectus or the sale of securities by us pursuant to this prospectus is terminated.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document that is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any other than the date on the front of this prospectus or those documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Kyle Brengel
VP-Operations
ACRES Commercial Realty Corp.
390 RXR Plaza
Uniondale, New York 11556
516-862-2385

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on their respective cover pages and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

THE COMPANY

We are a Maryland corporation, incorporated in 2005, and a real estate finance company that is organized and conducts our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes under the Internal Revenue Code of 1986, as amended, or the Code. On February 16, 2021, we amended our certificate of incorporation to change our name to ACRES Commercial Realty Corp. from Exantas Capital Corp. Our investment strategy is primarily focused on originating, holding and managing commercial real estate, or CRE, mortgage loans and equity investments in commercial real estate property through direct ownership and joint ventures. We are externally managed by ACRES Capital, LLC, or our Manager, a subsidiary of ACRES Capital Corp., or collectively, ACRES, a private commercial real estate lender exclusively dedicated to nationwide middle market CRE lending with a focus on multifamily, student housing, hospitality, industrial and office property in top United States, or U.S., markets. Our Manager draws upon the management team of ACRES and its collective investment experience to provide its services.

Our objective is to provide our stockholders with total returns over time, including the payment of quarterly distributions when approved by our board of directors, and capital appreciation, while seeking to manage the risks associated with our investment strategies. We finance a substantial portion of our portfolio investments through borrowing strategies seeking to match the maturities and repricing dates of our financings with the maturities and repricing dates of our investments.

Our investment strategy targets the following CRE credit investments, including:

•
Floating first mortgage loans, which we refer to as whole loans;
•
First priority interests in first mortgage loans, which we refer to as A-notes;
•
Subordinated interests in first mortgage loans, which we refer to as B-notes;
•
Preferred equity investments related to CRE that are subordinate to first mortgage loans and are not collateralized by the property underlying the investment; and
•
CRE investments.

We generate our income primarily from the spread between the revenues we receive from our assets and the cost to finance our ownership of those assets, including corporate debt.

Our principal office is located at ACRES Commercial Realty Corp., 390 RXR Plaza, Uniondale, New York 11556. Our telephone number is 516-862-2385. Our internet address is www.acresreit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks incorporated by reference from our most recent Annual Report on Form 10-K, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Our business, prospects, financial condition or operating results could be materially harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading prices of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the applicable prospectus supplement. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for general corporate purposes, which may include, but not be limited to, refinancing or repayment of indebtedness, capital expenditures, working capital and investment in targeted assets. Pending any of these uses, the net proceeds of a sale will be held in bank accounts or invested in marketable securities.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder offered by this prospectus. The selling stockholder will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following is a summary description of our capital stock. Copies of our charter and bylaws are available upon request. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 41,666,666 shares of common stock with a par value of $0.001 per share, and 100,000,000 shares of preferred stock with a par value of $0.001 per share, of which 10,000,000 have been authorized and designated 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”), and 6,800,000 shares have been authorized and designated 7.875% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”). As of March 29, 2024, we had 7,685,300 shares of common stock outstanding, 4,800,000 shares of Series C Preferred Stock outstanding, and 4,607,857 shares of Series D Preferred Stock outstanding. Under Maryland law, our stockholders are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, distributions and voting and, when issued and paid for, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock will be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may be specified otherwise in the terms of any class or series of our common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors. In an uncontested election, each director will be elected by the affirmative vote of a majority of votes cast with respect to the election of that candidate.

Preferred Stock

The following description sets forth general terms and provisions of our authorized preferred stock. The rights, preferences, privileges and restrictions of any preferred stock issued under this prospectus will be fixed by articles supplementary relating to each series of preferred stock. A prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•
the maximum number of shares in the series and the designation of the series;
•
the terms on which dividends, if any, will be paid;
•
the terms on which the shares may be redeemed, if at all;
•
the liquidation preference, if any;
•
the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•
the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of securities;

•
the voting rights, if any, of the shares of the series; and
•
any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

The description of preferred stock above is not complete. You should refer to the articles supplementary with respect to any series of preferred stock we have issued or may issue for complete information concerning the terms of that series. A copy of the articles supplementary for each series of preferred stock will be or has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in that registration statement.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of preferred stock could have the effect of delaying or preventing a change in control, and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock.

Power to Reclassify Unissued Shares of Our Capital Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock.

Our charter also prohibits any person from:

•
beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; or
•
transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock that are transferred to a trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our qualification as a REIT.

Any attempted transfer of our stock that, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer.

If, for any reason, the transfer to a trust does not occur, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in a trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in a trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in a trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares held in a trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Any distribution paid before our discovery that shares of stock have been transferred to a trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to a trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to a trust, the trustee will sell the shares to a person designated by the trustee whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of:

•
the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in a trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust; and
•
the price received by the trustee from the sale or other disposition of the shares.

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that shares of our stock have been transferred to a trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of such trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in a trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•
the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift); and
•
the market price on the date we, or our designee, accept the offer.

We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, in value or number, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner must provide us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner must, upon demand, provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.

Registration Rights

In connection with the ACRES acquisition, we granted the Manager and its permitted transferees both piggyback registration rights and the right to demand that we register shares of common stock issued to the Manager as incentive compensation under our management agreement.

In connection with the Note and Warrant Purchase Agreement dated July 31, 2020, with Massachusetts Mutual Life Insurance Company, or MassMutual, and a fund managed by Oaktree Capital Management, L.P., or Oaktree, we issued 12.00% Senior Unsecured Notes and warrants to purchase an aggregate of up to 1,166,653 shares of common stock at an exercise price of $0.03 per share, subject to certain potential adjustments. In July 2020, concurrently with the issuance of the 12.00% Senior Unsecured Notes, we issued to Oaktree warrants to purchase 391,995 shares of common stock and issued to MassMutual warrants to purchase 74,666 shares of common stock. In July 2022, MassMutual exercised their warrants to purchase 74,666 shares. At December 31, 2023, the Oaktree warrants have not been exercised. Pursuant to the Note and Warrant Purchase Agreement, we agreed to file a shelf registration statement with the SEC to register the resale of the shares of common stock underlying the warrants, subject to the terms of the Note and Warrant Purchase Agreement, and such registration statement was filed on April 27, 2021 and declared effective by the SEC on May 12, 2021.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock, Series C preferred stock and Series D preferred stock is Equiniti Trust Company (formerly known as American Stock Transfer & Trust Company). We expect that Equiniti Trust Company will act as the transfer agent for any equity securities we may offer pursuant to a supplement to this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement. The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be:

•
our direct general obligations;
•
either senior debt securities or subordinated debt securities; and
•
issued under separate indentures among us and a trustee that will be named in a prospectus supplement and a supplemental indenture.

We may issue debt securities in one or more series.

If we offer senior debt securities, we will either issue them under our base indenture dated August 16, 2021 with the trustee, Computershare Trust Company, National Association (formerly with Wells Fargo Bank, National Association), filed as an exhibit to this registration statement, or through a new senior indenture with any other trustee as may be named in the applicable prospectus supplement, a form of which is filed as an exhibit to this registration statement. If we issue subordinated debt securities, we will issue them under a subordinated indenture, a form of which is filed as an exhibit to the registration statement. We have not restated any indenture in its entirety in this description. Investors in any debt securities we may issue should read the relevant indenture because it, and not this description, will control their rights as holders of the debt securities. Capitalized terms used in this summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and relating to any series of debt securities being offered will describe the specific terms of the debt securities being offered. These terms will include some or all of the following, as applicable:

•
the issuer of the debt securities;
•
the co-issuer(s) of the debt securities, if any;
•
the guarantor(s) of the debt securities, if any;
•
whether the debt securities are senior or subordinated debt securities;
•
the title of the debt securities;
•
the total principal amount of the debt securities;
•
the process to authenticate and deliver the debt securities and the application of the proceeds thereof;
•
the assets, if any, that are pledged as security for the payment of the debt securities;
•
the terms of any release, or the release and substitution of, any assets pledged as security for the payment of the debt securities;
•
whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;
•
the price(s) at which we will issue the debt securities;

•
the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;
•
the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;
•
the dates on which the principal of the debt securities will be payable;
•
the interest rate that the debt securities will bear and the interest payment dates for the debt securities;
•
any conversion or exchange provisions;
•
any optional redemption provisions;
•
any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•
any changes to or additional events of default or covenants;
•
the material federal income tax consequences applicable to the debt securities; and
•
any other terms of the debt securities.

We may offer and sell debt securities at a substantial discount below their principal amount. The relevant prospectus supplement will describe material U.S. federal income tax and any other considerations applicable to debt securities sold at an original issue discount or debt securities that are denominated in a currency other than U.S. dollars.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s designated offices or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities, and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt securities.

Provisions Relating only to Senior Debt Securities

Senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. Senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness. Subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness. “Senior Indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Payment Blockages. The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made if:

•
we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;
•
we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or
•
any other default on any Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed.

No Limitation on Amount of Senior Debt. The subordinated indenture will not limit the amount of Senior Indebtedness that we may incur, unless otherwise indicated in the prospectus supplement.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or any other offering materials and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement or any other offering materials. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Reference is made to each prospectus supplement or any other offering materials for the specific terms of the warrants offered thereby. These terms may include the following, as applicable:

•
the title and aggregate number of the warrants;
•
the price(s) at which the warrants will be issued;
•
the title, amount and terms of the securities purchasable upon exercise of the warrants;
•
the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;
•
the date, if any, on and after which the warrants and the related securities will be separately transferable;
•
the price at which the related securities may be purchased upon exercise of the warrants;
•
the exercise period for the warrants;
•
the minimum or maximum number of warrants that may be exercised at any one time;
•
any applicable anti-dilution, redemption or call provisions;
•
any applicable book-entry provisions;
•
a discussion of federal income tax considerations, if any; and
•
any other terms of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, warrants or any combination of such securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

•
the terms of the units and of any of the debt securities, common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•
a description of the terms of any unit agreement governing the units;
•
a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•
any other terms of the units.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS

The following summarizes material provisions of Maryland law and our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Maryland General Corporation Law, or MGCL, and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. We expect that these provisions may discourage certain coercive takeover practices and inadequate takeover bids and may encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than two nor more than 15. Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors, except a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•
pursuant to our notice of the meeting;
•
by the board of directors; or
•
by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting of stockholders at which directors are to be elected may be made only:

•
pursuant to our notice of the meeting;

•
by the board of directors; or
•
provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments (not including certain amendments relating to director removal, classification of preferred stock and transfer and ownership limitations, which still require the statutory two-thirds vote referred to above) and extraordinary transactions, which have been first declared advisable by our board of directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our bylaws provide that they may be amended or repealed, in whole or in part, by the board of directors or upon the approval by a majority of the votes cast by our stockholders.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights, unless the board of directors determines that such rights will apply.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers of the corporation or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.

Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•
one-tenth or more but less than one-third;
•
one-third or more but less than a majority; or
•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, but does not include the acquisition of shares (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subtitle or (iii) pursuant to a merger, consolidation or share exchange effected under Subtitle 1 of the Control Share Acquisition Act if the corporation is a party to the merger, consolidation or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•
any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or
•
an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•
80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, excluding shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•
a classified board;
•
a two-thirds stockholder vote requirement for removing a director;
•
a requirement that the number of directors be fixed only by vote of the directors;
•
a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•
a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board, as well as require such removal be for cause (as defined in our charter), (b) unless called by our chairman of the board, our president, our chief executive officer or the board, require the request of holders of a majority of outstanding shares to call a special meeting and (c) vest in the board the exclusive power to fix the number of directorships. Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors, except a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualified. However, our board of directors may elect by resolution to be subject to any or all provisions, in whole or in part, of Subtitle 8 that are not yet already applicable to us so long as we have at least three directors who, at the time of any such election, are not officers or employees of the company, are not acquiring persons, are not directors, officers, affiliates or associates of an acquiring person and were not nominated or designated as directors by an acquiring person.

TAX CONSIDERATIONS

For a summary of the material federal income tax considerations that a capital stockholder may consider relevant, see Exhibit 99.3 to our 2023 Form 10-K, which is incorporated by reference into this prospectus.

SELLING STOCKHOLDER

The following table sets forth certain information with respect to the selling stockholder's beneficial ownership of our common stock as of March 29, 2024. We have determined beneficial ownership in accordance with the rules of the SEC. Based on the information provided to us by the selling stockholder, the selling stockholder is not a broker-dealer or affiliate of a broker-dealer.

Information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus.

The selling stockholder named below and its permitted transferees, pledgees, orderees or other successors may from time to time offer and sell the shares of our common stock offered by this prospectus.

	Amount and Nature of Beneficial Ownership of Our Common Stock	Number of Shares of Stock Offered	Percent of Class	Number and Nature of Common Stock Owned After Resale(2)	Percent of Class After Resale(2)
ACRES Share Holdings, LLC(1)	671,110	671,110	8.73	---	---

(1) ACRES Share Holdings, LLC is a subsidiary of our manager, ACRES Capital, LLC, an affiliate of ACRES Capital Corp. Mr. Andrew Fentress, our Chairman, and Mr. Mark Fogel, our CEO, President and director, are members of the board of directors of ACRES Capital Corp.

(2) Assumes that the selling stockholder sells all of its shares of our common stock offered pursuant to this prospectus. It is difficult to estimate with any degree of certainty the amount and percentage of shares of common stock that would be held by the selling stockholder after completion of the offering. The selling stockholder may offer all, some or none of such its shares of common stock.

PLAN OF DISTRIBUTION

We or the selling stockholder may distribute the securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. The securities may also be sold at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, including, in the case of our equity securities, sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or directly into an existing trading market, on an exchange or otherwise, for shares.

We and the selling stockholder may sell the securities in any of the following ways:

•
through underwriters or dealers;
•
through agents who may be deemed to be underwriters as defined in the Securities Act;
•
directly to one or more purchasers;
•
directly to holders of warrants exercisable for our securities upon the exercise of their warrants;
•
block trades;
•
through a combination of any of the above methods of sale; and
•
any other method permitted pursuant to applicable law.

Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. We and the selling stockholder reserve the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We, the selling stockholder and any of its permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder offered by this prospectus. The selling stockholder will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares.

With respect to a particular offering of the securities by us or of securities held by the selling stockholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•
the specific securities to be offered and sold;
•
the names of the selling stockholder;
•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•
the names of any participating agents, broker-dealers or underwriters; and

•
any applicable commissions, discounts, concessions and other items constituting compensation from us.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover over-allotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We and the selling stockholder may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We and the selling stockholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholder pay for solicitation of these contracts.

In effecting sales, broker-dealers or agents engaged by us or the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the selling stockholder in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, we, the selling stockholder and any underwriters, broker-dealers or agents who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Any common stock sold pursuant to a prospectus supplement or any other offering materials will be listed on the New York Stock Exchange or other national securities exchange. Preferred stock and warrants may or may not be listed on a national securities exchange.

We or the selling stockholder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us or the selling stockholder in the ordinary course of their businesses.

LEGAL MATTERS

The legality of the securities has been passed upon for us by Womble Bond Dickinson (US) LLP. The description of the federal income tax consequences appearing in and incorporated by reference in this prospectus supplement and in the accompanying prospectus is based on the opinion of Hunton Andrews Kurth LLP.

EXPERTS

The financial statements, schedules and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Shares

8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

Seaport Global Securities

, 2026